UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): November 14, 2012

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-9894	ALLIANT ENERGY CORPORATION (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608)458-3311	39-1380265

0-337	WISCONSIN POWER AND LIGHT COMPANY (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608)458-3311	39-0714890

(Former name or former address, if changed since last report.)

This combined Form 8-K is separately filed by Alliant Energy Corporation and Wisconsin Power and Light Company.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 14, 2012, Wisconsin Power and Light Company (“WPL”), a subsidiary of Alliant Energy Corporation, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mitsubishi UFJ Securities (USA), Inc., as representatives of the several underwriters listed therein (the “Underwriters”), pursuant to which WPL agreed to sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth therein, $250,000,000 aggregate principal amount of WPL’s 2.25% Debentures due 2022 (the “Debentures”), in a public offering (the “Offering”). The Offering closed on November 19, 2012. The description of the Underwriting Agreement set forth above is qualified by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Debentures will be issued under an Indenture (the “Indenture”), dated as of June 20, 1997, between WPL and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), pursuant to an Officers’ Certificate, dated as of November 19, 2012 (the “Certificate”). The Certificate provides, among other things, that the Debentures will bear interest at a rate of 2.25% per year (payable on May 15 and November 15 of each year, beginning on May 15, 2013), and will mature on November 15, 2022. Prior to August 15, 2022 (three months prior to their redemption), WPL may redeem the Debentures as a whole or in part, at WPL’s option, at a “make-whole” redemption price, plus accrued interest to the date of redemption. On or after August 15, 2022 (three months prior to their maturity), WPL may redeem the Debentures as a whole or in part, at WPL’s option, at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed, plus accrued interest to, but excluding, the date of redemption. Additionally, in the event that the purchase of the Riverside Energy Center (“Riverside”) is not consummated on or prior to the earlier of (i) April 1, 2013, or (ii) the date either party to the Tolling Agreement, dated as of February 6, 2001, as amended, including by Amendment No. 3 to Tolling Agreement, dated as of November 30, 2011 (collectively, the “Tolling Agreement”), provides notice of its intent to terminate the option to purchase Riverside pursuant to the Tolling Agreement, the Debentures will be redeemed by the Company in whole at a price equal to 101% of the aggregate principal amount of the Debentures then outstanding, plus accrued and unpaid interest from the last interest payment date or, if no interest has been paid, from the date of the original issuance to, but excluding, the date the Debentures are redeemed. The Indenture and the Certificate contain customary events of default. If an event of default occurs and is continuing with respect to the Debentures, then the Trustee or the holders of at least 25% of the principal amount of the outstanding Debentures may declare the Debentures to be due and payable immediately. The description of the Certificate set forth above is qualified by reference to the Certificate filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.	Other Events.

The Debentures are registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf Registration Statement on Form S-3 (Registration No. 333-178577-01) that WPL filed with the Securities and Exchange Commission (the “SEC”). WPL is filing certain exhibits as part of this Current Report on Form 8-K in connection with its filing with the SEC of a final prospectus supplement, dated November 14, 2012, and a prospectus dated December 16, 2011, relating to the Offering. See “Item 9.01. Financial Statements and Exhibits.”

On November 14, 2012, WPL issued a press release announcing that it had priced the Offering. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(1.1) Underwriting Agreement, dated November 14, 2012, among Wisconsin Power and Light Company and the underwriters named therein.

(4.1) Officers’ Certificate, dated November 19, 2012, creating the 2.25% Debentures due 2022 of Wisconsin Power and Light Company.

(5.1) Opinion of Godfrey & Kahn, S.C., dated November 19, 2012, with respect to the 2.25% Debentures due 2022 of Wisconsin Power and Light Company.

(23.1) Consent of Godfrey & Kahn, S.C. (contained in Exhibit (5.1) hereto).

(99.1) Press release of Wisconsin Power and Light Company, dated November 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: November 19, 2012	By:	/s/ Thomas L. Hanson
Thomas L. Hanson
Vice President and Chief Financial Officer

WISCONSIN POWER AND LIGHT COMPANY

Date: November 19, 2012	By:	/s/ Thomas L. Hanson
Thomas L. Hanson Vice President and Chief Financial Officer

ALLIANT ENERGY CORPORATION

WISCONSIN POWER AND LIGHT COMPANY

Exhibit Index to Current Report on Form 8-K

Dated November 19, 2012

Exhibit Number

(1.1)	Underwriting Agreement, dated November 14, 2012, among Wisconsin Power and Light Company and the underwriters named therein.

(4.1)	Officers’ Certificate, dated November 19, 2012, creating the 2.25% Debentures due 2022 of Wisconsin Power and Light Company.

(5.1)	Opinion of Godfrey & Kahn, S.C., dated November 19, 2012, with respect to the 2.25% Debentures due 2022 of Wisconsin Power and Light Company.

(23.1)	Consent of Godfrey & Kahn, S.C. (contained in Exhibit (5.1) hereto).

(99.1)	Press release of Wisconsin Power and Light Company, dated November 14, 2012.